UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 29, 2023

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 29, 2023, Juniper Networks, Inc. (the “Company”) approved a restructuring plan intended to reallocate resources to efficiently support its strategic priorities (the “Plan”) as contemplated in the Company’s outlook and guidance provided in the Company’s earnings report on July 27, 2023. The Plan is the result of a thorough review of the Company’s business objectives, and is intended to focus on realigning resources and investments in long-term growth opportunities. The Company believes the Plan will further allow it to continue to prudently manage operating expenses in order to deliver improved operating margin.

Total costs currently estimated to be incurred in connection with the Plan are approximately $59 million, of which approximately $48 million are expected to result in cash expenditures.

The Company expects to reduce worldwide headcount by approximately 440 and estimates that it will incur cash charges for severance and other related employee termination expenses of approximately $40 million. In addition, the Company expects to incur other restructuring and related costs of approximately $19 million.

The actions taken under the Plan are expected to be substantially completed by the end of the first quarter of fiscal 2024, though certain potential position eliminations are subject to local law and consultation requirements, which may extend the workforce reduction process beyond that date in certain countries. The actual timing and costs of the Plan are based on a number of assumptions, and actual timing and amounts may differ materially from the Company’s current expectations and estimates.

Additionally, on September 29, 2023, the Company approved an expansion of the restructuring plan approved during the first half of 2023 and previously disclosed in our quarterly report for the quarter ended June 30, 2023 of approximately $14 million in costs relating to asset impairments.

Item 2.06 Material Impairments.

Certain of the disclosures set forth above in Item 2.05 are also responsive to Item 2.06 and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. These forward-looking statements include expectations regarding the improvement of operating margin, the number of employees impacted by the Plan, the amount of charges for severance and other related employee termination expenses and other restructuring costs, and the timing to recognize these charges. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including, without limitation, the timing and execution of the Plan, the Company’s ability to implement the workforce reductions in various geographies, possible changes in the size and components of the expected costs and charges associated with the Plan, and risks associated with the Company’s ability to achieve the benefits of the Plan. These and other equally important factors are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. Except as required by law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

October 5, 2023	By:	/s/ Kenneth B. Miller
	Name:	Kenneth B. Miller
	Title:	Executive Vice President, Chief Financial Officer